Exhibit 99.1

NEORX NAMES JACK L. BOWMAN CEO

AND KAREN AUDITORE-HARGREAVES COO

Seattle, WA, June 30, 2003 — NeoRx Corporation (Nasdaq: NERX) today announced that Jack L. Bowman has been appointed Chief Executive Officer, effective immediately.   A Director of NeoRx since 1994, Mr. Bowman was appointed Executive Chairman and Chairman of the Board of Directors in March 2003.  He continues to serve as Chairman of the Board of Directors.  Previously, Mr. Bowman was Company Group Chairman of Johnson & Johnson, from which he retired in 1993.  Douglass B. Given, MD, PhD, who has served as President, Chief Executive Officer, and a Director of NeoRx since July 2001, has resigned from these positions.  He is rejoining Bay City Capital as an Executive in Residence.  “I am very pleased to have Jack succeed me as CEO of NeoRx, and I will continue to provide him with any support he may request from me in the future,” said Dr. Given.

NeoRx also announced that Karen Auditore-Hargreaves, PhD, was promoted to Chief Operating Officer, effective immediately.  Dr. Auditore-Hargreaves joined NeoRx as Vice President, Research and Development in May 1999, and became Senior Vice President, Research and Development in September 2001.  In this capacity, Dr. Auditore-Hargreaves was responsible for clinical and manufacturing operations as well as R&D.  She played a key role in recent interactions with the FDA that led to lifting the clinical hold on the company’s Skeletal Targeted Radiotherapy (STR) product candidate.  Before joining NeoRx, she was Vice President of Research at CellPro, Inc.  Dr. Auditore-Hargreaves earned a PhD in Genetics from the University of California, Davis, and received her postdoctoral training at the Massachusetts Institute of Technology Center for Cancer Research.

“Jack and Karen have the demonstrated expertise, experience and vision to successfully lead the company and fulfill its objectives: to advance STR through the anticipated pivotal program, obtain additional financing, and bring in product candidates to expand our oncology product pipeline and commercial opportunities,” said Frederick B. Craves, PhD, Vice Chairman of the Board of Directors of NeoRx.  “We thank Doug Given for his service to the company, restructuring and streamlining NeoRx for continued progress and future growth.”

NeoRx is a cancer therapeutics company developing products for targeted delivery of anti-cancer agents, including radiopharmaceuticals, to tumor sites.  The company’s Skeletal Targeted Radiotherapy (STR) is in late-stage development for treatment of multiple myeloma, the second most common blood cancer.

This release contains forward-looking statements relating to the development of the Company’s products and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  The words “believe,” “expect,” “intend”, “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.  Factors that could affect the Company’s actual results include conditions in the capital markets in general and in the life science capital market specifically which may affect potential financing sources for the development of NeoRx’s business, the progress and costs of clinical trials and the timing of regulatory approvals, the ability to successfully develop and commercialize products and the risks and uncertainties described in NeoRx’s current and periodic reports filed with the Securities and Exchange Commission, including NeoRx’s Annual Report on Form 10-K for the year ended December 31, 2002 and its latest Quarterly Report on Form 10-Q.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Visit NeoRx at www.neorx.com.

NeoRx is a registered trademark of NeoRx Corporation in the United States and/or foreign countries.

© 2003 NeoRx Corporation. All Rights Reserved.